                                                                      EXHIBIT 21


                                  MIDAS, INC.
                        SUBSIDIARIES OF THE REGISTRANT
                          AS OF THE DISTRIBUTION DATE

                                                                    Percentage of
                                                                        stock
                                                                       owned or
                                                 Place of           controlled by
            Name                               Incorporation        The Registrant
            ----                               -------------        --------------
Midas, Inc. (Registrant).......................   Delaware               100
Midas International Corporation................   Delaware               100
Midas Euro, Inc................................   Delaware               100
Midas FSC, Inc.................................   Barbados               100
Midas Realty Corporation.......................   Delaware               100
Midas Properties, Inc..........................   New York               100
Muffler Corporation of America.................   Illinois               100
Midas Muffler (Vic.) Pty. Ltd..................   Australia              100
Midas Australia Pty. Ltd.......................   Australia              100
Midas Illinois, Inc............................   Illinois               100
Midas Europe S.A.M.............................   Monaco                 100
Midas Italy, Inc...............................   Delaware               100
Midas Italia S.R.L.............................   Italy                  100
Midas Spain, Inc...............................   Delaware               100
MDS Automotive Holdings B.V....................   Netherlands            100
Midas Automotive International B.V.............   Netherlands            100
Midas France S.A...............................   France                 100
Midas S.A......................................   Belgium                100
Carex Uitlaatcenter N.V........................   Belgium                100
Midas Canada Holdings, Ltd.....................   Canada                 100
Midas Canada, Inc..............................   Canada                 100
Midas Silenciador, S.A.........................   Spain                  100
Midas Realty Corp. of Canada, Inc..............   Canada                 100
Midas Autoservice GmbH.........................   Austria                100
Midas Schweiz AG...............................   Switzerland            100

The names of certain subsidiaries are omitted because such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.